Exhibit 99.2

VIATRIS INC.

OFFER TO EXCHANGE

Up to $1,000,000,000 aggregate principal amount of 1.125% Senior Notes due 2022

CUSIP #91533BAA8, ISIN #US91533BAA89

CUSIP #U9156BAA3, ISIN #USU9156BAA36

for a like aggregate principal amount of 1.125% Senior Notes due 2022 which have been registered under the Securities Act of 1933, as amended;

Up to $750,000,000 aggregate principal amount of 1.650% Senior Notes due 2025

CUSIP #91533BAB6, ISIN #US91533BAB62

CUSIP #U9156BAB1, ISIN #USU9156BAB19

for a like aggregate principal amount of 1.650% Senior Notes due 2025 which have been registered under the Securities Act of 1933, as amended;

Up to $750,000,000 aggregate principal amount of 2.300% Senior Notes due 2027

CUSIP #91533BAC4, ISIN #US91533BAC46

CUSIP #U9156BAC9, ISIN #USU9156BAC91

for a like aggregate principal amount of 2.300% Senior Notes due 2027 which have been registered under the Securities Act of 1933, as amended;

Up to $1,450,000,000 aggregate principal amount of 2.700% Senior Notes due 2030

CUSIP #91533BAD2, ISIN #US91533BAD29

CUSIP #U9156BAD7, ISIN #USU9156BAD74

for a like aggregate principal amount of 2.700% Senior Notes due 2030 which have been registered under the Securities Act of 1933, as amended;

Up to $1,500,000,000 aggregate principal amount of 3.850% Senior Notes due 2040

CUSIP #91533BAE0, ISIN #US91533BAE02

CUSIP #U9156BAE5, ISIN #USU9156BAE57

for a like aggregate principal amount of 3.850% Senior Notes due 2040 which have been registered under the Securities Act of 1933, as amended

and

Up to $2,000,000,000 aggregate principal amount of 4.000% Senior Notes due 2050

CUSIP #91533BAF7, ISIN #US91533BAF76

CUSIP #U9156BAF2, ISIN #USU9156BAF23

for a like aggregate principal amount of 4.000% Senior Notes due 2050 which have been registered under the Securities Act of 1933, as amended

                , 2021

To Brokers, Dealers, Commercial Banks,

Trust Companies and Other Nominees:

Viatris Inc., a Delaware corporation (the “Company”), Utah Acquisition Sub Inc., a Delaware corporation, Mylan II B.V., a private limited liability company incorporated (besloten vennootschap met beperkte aansprakelijkheid) and existing under the laws of the Netherlands, and Mylan Inc., a Pennsylvania corporation (together with Utah Acquisition Sub Inc. and Mylan II B.V., the “Guarantors”), are offering, upon and subject to the terms and conditions set forth in the prospectus, dated as of                , 2021 (as amended or supplemented, the “Prospectus”), to exchange (the “Exchange Offer”) (1) an aggregate principal amount of up to $1,000,000,000 of the Company’s 1.125% Senior Notes due 2022 which have been registered under the Securities Act of 1933, as amended (the “Securities Act”) (the “2022 Exchange Notes”) for a like aggregate principal amount of the Company’s issued and outstanding 1.125% Senior Notes due 2022 (the “2022 Restricted Notes”), (2) an aggregate principal amount of up to $750,000,000 of the Company’s 1.650% Senior Notes due 2025 which have been registered under the Securities Act (the “2025 Exchange Notes”) for a like aggregate principal amount of the Company’s issued and outstanding 1.650% Senior Notes due 2025 (the “2025 Restricted Notes”), (3) an aggregate principal amount of up to $750,000,000 of the Company’s 2.300% Senior Notes due 2027 which have been registered under the Securities Act (the “2027 Exchange Notes”) for a like aggregate principal amount of the Company’s issued and outstanding 2.300% Senior Notes due 2027 (the “2027 Restricted Notes”), (4) an aggregate principal amount of up to $1,450,000,000 of the Company’s 2.700% Senior Notes due 2030 which have been registered under the Securities Act (the “2030 Exchange Notes”) for a like aggregate principal amount of the Company’s issued and outstanding 2.700% Senior Notes due 2030 (the “2030 Restricted Notes”), (5) an aggregate principal amount of up to $1,500,000,000 of the Company’s 3.850% Senior Notes due 2040 which have been registered under the Securities Act (the “2040 Exchange Notes”) for a like aggregate principal amount of the Company’s issued and outstanding 3.850% Senior Notes due 2040 (the “2040 Restricted Notes”) and (6) an aggregate principal amount of up to $2,000,000,000 of the Company’s 4.000% Senior Notes due 2050 which have been registered under the Securities Act (the “2050 Exchange Notes” and, together with the 2022 Exchange Notes, the 2025 Exchange Notes, the 2027 Exchange Notes, the 2030 Exchange Notes and the 2040 Exchange Notes, the “Exchange Notes”) for a like aggregate principal amount of the Company’s issued and outstanding 4.000% Senior Notes due 2050 (the “2050 Restricted Notes” and, together with the 2022 Restricted Notes, the 2025 Restricted Notes, the 2027 Restricted Notes, the 2030 Restricted Notes and the 2040 Restricted Notes, the “Restricted Notes”). The terms of the Exchange Notes are identical in all material respects to those of the outstanding Restricted Notes of the corresponding series, except that the Exchange Notes will be registered under the Securities act and the transfer restrictions, registration rights and additional interest provisions relating to the Restricted Notes will not apply to the Exchange Notes.

The Restricted Notes are unconditionally guaranteed by each of the Guarantors (the “Restricted Note Guarantees”) and the Exchange Notes will be unconditionally guaranteed by each of the Guarantors (the “Exchange Note Guarantees”). Upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, dated as of                , 2021 relating to the Exchange Offer (the “Letter of Transmittal”), each Guarantor offers to issue the Exchange Note Guarantees with respect to all Exchange Notes issued in the Exchange Offer in exchange for the Restricted Note Guarantees of all Restricted Notes for which such Exchange Notes are issued in the Exchange Offer. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated as of June 22, 2020, by and among Upjohn Inc., a Delaware corporation, and Goldman Sachs & Co. LLC, BofA Securities, Inc., Citigroup Global Markets Inc., Morgan Stanley & Co. LLC and Mizuho Securities USA LLC, as representatives (the “Representatives”) of the initial purchasers named in Schedule I to the Purchase Agreement, dated as of June 17, 2020, by and among Upjohn Inc. and the Representatives. All references to the Exchange Notes and Restricted Notes include references to the related guarantees, as appropriate. Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Prospectus.

We are requesting that you contact your clients for whom you hold Restricted Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Restricted Notes registered in your name or in the name of your nominee, or who hold Restricted Notes registered in their own names, we are enclosing the following documents:

1.	The Prospectus; and

2.	The Letter of Transmittal for your use in connection with the tender of Restricted Notes and for the information of your clients; and

3.

A form of letter which may be sent to your clients for whose account you hold Restricted Notes registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer.

Your prompt action is requested. The Exchange Offer will expire at 5:00 p.m., New York City time, on                , 2021 unless extended by the Company in its sole discretion (such date and time as it may be extended, the “Expiration Date”). Restricted Notes tendered pursuant to the Exchange Offer may be withdrawn (in accordance with the procedures set forth in the Prospectus) at any time before the Expiration Date.

The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer.

To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile or electronic copy thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal (or an Agent’s Message (as defined in the Letter of Transmittal) in lieu of the Letter of Transmittal, which states that The Depository Trust Company (“DTC”) has received an express acknowledgment from the tendering participant in its Automated Tender Offer Program stating that such participant has received and agrees to be bound by the Letter of Transmittal and that the Company may enforce such Letter of Transmittal against the participant) must be sent to the Exchange Agent and certificates, if any, representing the Restricted Notes (or confirmation of a book-entry transfer of such Restricted Notes into the Exchange Agent’s account at DTC) must be delivered to the Exchange Agent, in each case, in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

The Company will not pay any fees or expenses to any brokers, dealers, commercial banks and trust companies or any other person (other than the Exchange Agent) in connection with the solicitation of tenders of the Restricted Notes pursuant to the Exchange Offer. However, the Company will pay or cause to be paid all transfer taxes, if any, applicable to the exchange of Restricted Notes pursuant to the Exchange Offer, except as otherwise provided in the Prospectus or the Letter of Transmittal.

Any inquiry you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to the Exchange Agent for the Exchange Offer at its address and telephone number set forth in the Prospectus under the caption “The Exchange Offer—Exchange Agent”.

Very truly yours,

VIATRIS INC.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.